SCHEDULE 14A

                                (RULE 14a - 101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).
[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material under Rule 14a - 12.

                       STEWART & STEVENSON SERVICES, INC.

                (Name of Registrant as Specified in Its Charter)

                  --------------------------------------------

    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:
               _______________________________

        2)     Aggregate number of securities to which transaction applies:
               _______________________________

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               ________________________________

        4)     Proposed maximum aggregate value of transaction:
               ________________________________

        5)     Total fee paid:_________________________________________________

[ ]            Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)     Amount Previously Paid:_________________________________________

        2)     Form, Schedule or Registration Statement No.:___________________

        3)     Filing Party:___________________________________________________

        4)     Date Filed:_____________________________________________________


                       STEWART & STEVENSON SERVICES, INC.
                              2707 NORTH LOOP WEST
                                  P.O. BOX 1637
                            HOUSTON, TEXAS 77251-1637

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         JUNE 13, 2000, AND ADJOURNMENTS

           APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO SHAREHOLDERS:
                                  MAY 11, 2000

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The proxy furnished herewith, for use only at the Annual Meeting of Shareholders to be held at 10:00 a.m. on June 13, 2000, in the Chase Auditorium, 601 Travis Street, Houston, Texas, and any and all adjournments thereof, is solicited by the Board of Directors of Stewart & Stevenson Services, Inc. (the "Company"). Such solicitation is being made by mail and may also be made in person or by telephone by officers, directors and regular employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. In addition, the Company has retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The Company has agreed to reimburse Morrow & Co., Inc. for expenses incurred in connection with the solicitation and to pay a solicitation fee of approximately $5,000. All expenses incurred in this solicitation of proxies will be paid by the Company.

     As of the date of these proxy materials, the Board of Directors is aware of the following matters that will be considered at the meeting:

1. The election of four directors to the Board of Directors of the Company.

2. The ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 2001.

     The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies that withhold authority to vote for a nominee or abstain from voting on any matter are counted for the purpose of determining whether a quorum is present. Broker non-votes, which may occur when a broker or nominee has not received timely voting instructions on certain proposals, are not counted for the purpose of determining whether a quorum is present. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies.

     Directors are elected by a plurality of the votes cast at the meeting. The four nominees that receive the greatest number of votes will be elected even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such a nominee.

     The ratification of Arthur Andersen LLP as the Company's independent public accountants requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Proxies that abstain from voting on this proposal have the same effect as a vote against this proposal. Broker non-votes will not have any effect on this proposal.

     Any shareholder executing a proxy retains the right to revoke it by signing and delivering a proxy bearing a later date, by giving notice of revocation in writing to the Secretary of the Company at any time prior to its use, or by voting in person at the meeting. All properly executed proxies received by the Company and not revoked will be voted at the meeting, or any adjournment thereof, in accordance with the specifications of the shareholder. IF NO INSTRUCTIONS ARE SPECIFIED ON THE PROXY, SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES DESCRIBED HEREIN AND FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR. PROXIES ALSO GRANT DISCRETIONARY AUTHORITY AS TO MATTERS PRESENTED AT THE MEETING OF WHICH THE BOARD OF DIRECTORS HAD NO NOTICE ON THE DATE HEREOF, APPROVAL OF THE MINUTES OF THE PRIOR ANNUAL MEETING AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

                     VOTING SECURITIES AND OWNERSHIP THEREOF
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on April 26, 2000, the record date for the Annual Meeting, the Company had outstanding 28,012,203 shares of Common Stock, without par value. Each outstanding share of Common Stock is entitled to one vote with respect to each of the four director positions and one vote with respect to the ratification of Arthur Andersen LLP as the Company's independent public accountants. Cumulative voting is not permitted under the Company's Third Restated Articles of Incorporation. Shareholders of record at the close of business on April 26, 2000 are entitled to vote at or execute proxies relating to the Annual Meeting of Shareholders.

     The following table lists the beneficial ownership of shares of the Company's Common Stock by (i) all persons and groups known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee, (iii) each person who held the office of Chief Executive Officer during the last fiscal year and the four highest compensated executive officers who were serving as executive officers on January 31, 2000, (iv) each person who would have been one of the four highest compensated executive officers but was not serving as an executive officer on January 31, 2000, and (v) all directors and officers as a group. None of the directors, nominees or officers of the Company owned any equity security issued by the Company's subsidiaries other than director's qualifying shares. Information with respect to officers, directors and their families is as of February 29, 2000 and is based on the books and records of the Company and information obtained from each individual. Information with respect to institutional shareholders is based upon the Schedule 13D or Schedule 13G filed by such shareholders with the Securities and Exchange Commission. Unless otherwise stated, the business address of each individual or group is the same as the address of the Company's principal executive office.


                                                                 AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP
                                                 ----------------------------------------------------------
                                        SOLE       SHARED            SOLE             SHARED                                 PERCENT
NAME OF                                VOTING      VOTING          INVESTMENT       INVESTMENT       TOTAL BENEFICIAL          OF
INDIVIDUAL OR GROUP                    POWER       POWER             POWER             POWER            OWNERSHIP             CLASS
------------------------           ----------     ---------      -------------     -----------      ------------------       -------

5% SHAREHOLDERS
Stevenson Voting Group (1)
c/o Donald E. Stevenson
P.O. Box 1637
Houston, TX  77251...........           -0-      2,321,655             -0-           2,321,655           2,362,855  (2)        8.4%

J. L. Kaplan Associates, L.L.C.
222 Berkeley Street, Suite 2010
Boston, MA  02116............     1,238,000            -0-       1,557,775                 -0-           1,557,775             5.6%

INDIVIDUAL DIRECTORS AND NOMINEES
C. Jim Stewart II............       392,923        245,870         407,368             231,425             642,543  (3)        2.3
J. Carsey Manning............         2,184            -0-           2,184                 -0-               5,934  (3)         *
Donald E. Stevenson..........       689,608            -0-         447,084             532,476           1,235,184  (4)        4.4
Robert S. Sullivan...........         2,110            -0-           2,110                 -0-               5,860  (3)         *
Brian H. Rowe................        24,910            -0-          24,910                 -0-              28,660  (3)         *
William R. Lummis............        11,584            -0-          11,584                 -0-              12,584  (5)         *
Khleber V. Attwell...........         4,584            -0-           4,584                 -0-               5,584  (5)         *
Darvin M. Winick.............         2,021            -0-           2,021                 -0-               2,021              *
Howard Wolf..................         6,021            -0-           6,021                 -0-               6,021              *
Michael L. Grimes............        10,000            -0-          10,000                 -0-              35,000  (6)         *
Monroe M. Luther.............           -0-            -0-             -0-                 -0-                 -0-              *
Charles R. Ofner.............           -0-            -0-             -0-                 -0-                 -0-              *

NON-DIRECTOR EXECUTIVE OFFICERS
John H. Doster...............        12,000            -0-          12,000                 -0-              22,000  (7)         *
Garth C. Bates, Jr...........        70,935            -0-          70,935                 -0-             155,435  (8)         *
Lawrence E. Wilson...........         1,118            -0-           1,118                 -0-              55,568  (9)         *
Richard M. Wiater............         5,000            -0-           5,000                 -0-               5,000              *

FORMER EXECUTIVE OFFICERS
Robert L. Hargrave (10)......        40,463            -0-          40,463                 -0-              40,463              *
C. LaRoy Hammer (11).........        33,000            -0-          33,000                 -0-              33,000              *

ALL DIRECTORS AND EXECUTIVE
OFFICERS
(24 Persons).................     2,457,175        258,370       2,237,696             767,801           3,636,371  (12)      13.0

* Less than 1%

---------------


(1) A Schedule 13D was filed with the Securities and Exchange Commission jointly by Donald E. Stevenson, Keith T. Stevenson, Kathleen Cynthia Pickett Stevenson, and Madlin Stevenson, in various capacities, to reflect certain understandings and agreements with respect to the voting of shares of Common Stock. The shares of Common Stock described as beneficially owned by Donald E. Stevenson are included in the Stevenson Voting Group.
(2)         Includes options to purchase 35,700 shares of Common Stock.
(3)         Includes options to purchase 3,750 shares of Common Stock.
(4)         Includes options to purchase 13,100 shares of Common Stock.
(5)         Includes options to purchase 1,000 shares of Common Stock.
(6)         Includes options to purchase 25,000 shares of Common Stock.
(7)         Includes options to purchase 10,000 shares of Common Stock.
(8)         Includes options to purchase 84,500 shares of Common Stock.
(9)         Includes options to purchase 54,450 shares of Common Stock
(10)        Mr. Hargrave retired from the Company on March 1, 1999.
(11)        Mr. Hammer retired from the Company on May 1,1999.
(12)        Includes options to purchase 184,300 shares of Common Stock.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of twelve directors divided into three classes of four members. At each Annual Meeting of Shareholders one class is elected to hold office for a term of three years. Members of the other classes continue to serve for the remainder of their respective terms. The persons named below have been nominated for election to the Board of Directors at the Annual Meeting to serve as directors until 2003. Each of the nominees currently serves as a director of the Company, and the Board of Directors believes that each of the nominees will be willing and able to serve. If any such person is unable to serve for good cause, or is unwilling to serve for any reason, proxies will be voted for the election of another person selected by the Corporate Governance Committee of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES LISTED BELOW BE ELECTED BY THE SHAREHOLDERS. UNLESS OTHERWISE SPECIFIED, ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF FOR THE ELECTION OF THE PERSONS WHOSE NAMES ARE LISTED IN THE FOLLOWING TABLE AS NOMINEES FOR DIRECTORS WHOSE TERM WILL EXPIRE IN 2003.


          PERSONS NOMINATED FOR DIRECTOR WHOSE TERM WILL EXPIRE IN 2003
                                                                                                              DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                                         AGE                     SINCE
---------------------------------------------------------------------------------------------------------------------------

C. JIM STEWART II (1)...........................................................      74                      1955

   Chairman of the Board of the Company.  Retired Chief Executive Officer of the
   Company.

MICHAEL L. GRIMES (1)...........................................................      50                      1999

   President and Chief Executive Officer of the Company. Previously, President of Cooper Cameron Power Generation, President of Cooper Energy Services, and
   General Manager of various operations within the General Electric Company.

MONROE M. LUTHER................................................................      59                      2000

   Chairman of Wind River Capital Company, Chairman of The Prague Post, and
   Chairman of Bigger Than That Productions.  Founder and former Chief
   Executive Officer of Eagle Management & Trust Company.  Director for
   Transcoastal Marine Services, Inc.

CHARLES R. OFNER................................................................      54                      2000

   Senior Vice President of R&B Falcon Corporation. Previously, Vice President of Reading & Bates Corporation.

THE FOLLOWING PERSONS HAVE BEEN PREVIOUSLY ELECTED AS DIRECTORS OF THE COMPANY AND WILL CONTINUE TO SERVE AFTER THE ANNUAL MEETING.


          DIRECTORS WHOSE TERM EXPIRES IN 2001
                                                                                                              DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                                         AGE                     SINCE
---------------------------------------------------------------------------------------------------------------------------

J. CARSEY MANNING...............................................................      74                      1973

   Retired Senior Vice President of the Company.


DONALD E. STEVENSON (1).........................................................      56                      1975

   Vice President of the Company.


ROBERT S. SULLIVAN (2)(3).......................................................      56                      1992

   Dean, Kenan-Flagler Business School of the University of North Carolina at
   Chapel Hill.  Previously, Director of the IC2 Institute, The University of
   Texas at Austin, Austin, Texas, and Dean of the Graduate School of Industrial
   Administration, Carnegie Mellon University, Pittsburgh, Pennsylvania.


WILLIAM R. LUMMIS (1)(3)(4).....................................................      71                      1998

   Retired Chairman of the Board of The Hughes Corporation and Administrator of the Estate of Howard R. Hughes, Jr. and Trustee for the Howard Hughes
   Medical Institute.

                      DIRECTORS WHOSE TERM EXPIRES IN 2002

                                                                                                              DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                                         AGE                     SINCE
------------------------------------------------------------------------------------------------------------------------------

KHLEBER V. ATTWELL (1)(3)(4)....................................................      69                      1998

   Management consulting (private practice).  Previously, partner with Ernst &
   Young LLP.


BRIAN H. ROWE (2)...............................................................      69                      1994

   Retired Chairman of GE Aircraft Engines, General Electric Company, a manufacturer of combustion turbine engines for aircraft, marine and industrial applications in Cincinnati, Ohio. From 1979 through 1993, he served as President and Chief Executive Officer of GE Aircraft Engines and
   Senior Vice President of the General Electric Company. Serves as a director of 5th/3rd Bank Corp. and Convergys Corporation of Cincinnati, Ohio; Atlas
   Air, Inc. of Golden, Colorado; B/E Aerospace, Inc. of Wellington, Florida;
   Textron, Inc. of Providence, Rhode Island; and Dynatech Corp. of Burlington,
   MA.


DARVIN M. WINICK, PH.D. (3)(4)..................................................      70                      1999

  President of Winick Consultants, Organizational Consultants.  Director for
  Citizens State Bank.


HOWARD WOLF (2).................................................................      65                      1999

   Senior  Partner of the  international  law firm of Fulbright & Jaworski LLP.
   Serves as a director of Offshore  Logistics, Inc. of Lafayette, Louisiana.

---------------

(1)         Member of Executive Committee.
(2)         Member of Compensation and Management Development Committee.
(3)         Member of Audit Committee.
(4)         Member of Corporate Governance Committee.

     Each nominee and current director has been employed for more than five years either as shown in the foregoing table or in various executive capacities with the Company. Mr. C. Jim Stewart II was last elected as a director at the 1997 Annual Meeting.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held eight meetings during the fiscal year ended January 31, 2000 ("Fiscal 1999"). During Fiscal 1999, no director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (b) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

     The Audit Committee of the Board of Directors consists of four independent, non-employee directors. The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit; reviews with the Company's independent auditors and internal auditors the procedures for and results of internal auditing and controls; and reviews with management the effectiveness of various operational policies and controls, including the Company's Business Practices Program. The Audit Committee recommends to the Board of Directors the employment of independent auditors and considers, in general, the audit services to be performed by such independent auditors and the possible effect on the independence of the independent auditors from the performance of non-audit services. The Board of Directors has adopted a written charter governing the responsibilities of the Audit Committee, a copy of which is attached as Exhibit A to these proxy materials. The Audit Committee held seven meetings during Fiscal 1999.

     The Compensation and Management Development Committee recommends the total compensation payable by the Company to its executive officers, subject to approval by those members of the Board of Directors that are not and never have been an officer of the Company or its subsidiaries; grants options pursuant to the option plans relating to officers and employees; conducts such investigations and studies as it deems necessary; and considers management succession and related matters. The Compensation and Management Development Committee held four meetings during Fiscal 1999.

     The Corporate Governance Committee selects nominees for the Board of Directors of the Company. The Corporate Governance Committee considers nominees submitted by the members of the Board of Directors, the officers of the Company and the Company's shareholders. Nominees for the Board of Directors may be submitted to the Chairman of the Corporate Governance Committee at the Company's executive offices for consideration by the Corporate Governance Committee. In addition, the Corporate Governance Committee administers the principles and practices established by the Board of Directors. The Corporate Governance Committee held three meetings during Fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No person serving on the Compensation and Management Development Committee during Fiscal 1999 is or has ever been an officer of the Company or any of its subsidiaries, and no executive officer of the Company is serving or has ever served on a board of directors or compensation committee of any entity, one of whose executive officers now serves, or at any time in Fiscal 1999 served, on the Board of Directors or Compensation and Management Development Committee of the Company. The Company's Compensation and Management Development Committee presently consists of Messrs. Brian H. Rowe, Robert S. Sullivan and Howard Wolf.

COMPENSATION OF DIRECTORS

     During Fiscal 1999, directors whose principal occupation is other than employment with the Company were compensated at the rate of $12,000 per year plus $1,000 for each meeting of the Board of Directors and each committee meeting attended and $500 for each telephone meeting attended. Each committee chairman received an annual fee of $3,000. The directors were also reimbursed for any out-of-pocket expenses incurred to attend meetings. The Company has a retirement plan for directors, but accrual of benefits thereunder terminated after the 1997 Annual Meeting. Under such retirement plan, non-employee directors, including those directors that are retired officers of the Company, with 60 months of continuous service on the Board of Directors will receive $1,000 per month for a period equivalent to service on the Board of Directors up to a maximum of 120 months, commencing on the month following their 70th birthday or the date such director ceases to serve on the Board, whichever is later.

     During Fiscal 1999, each director who was not an officer or employee of the Company participated in the 1996 Director Stock Plan (the "1996 Plan"). Under the 1996 Plan, such directors received, on the date of the Annual Meeting in 1999, (i) the number of shares of the Company's Common Stock determined by dividing (A) the sum of $12,000 by (B) the fair market value of a share of the Company's Common Stock, and (ii) options to purchase 3,000 shares of the Company's Common Stock. The options were granted at the closing price on the date of grant and will become exercisable on the first anniversary of the grant. All options granted under the 1996 Plan expire on the tenth anniversary of the grant.

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants of the Company for the year ending January 31, 2001. So far as is known to the Company, neither such firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent public accountants and clients. A representative of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if such representative desires and to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS THAT THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2001 BE RATIFIED BY THE SHAREHOLDERS. UNLESS OTHERWISE INDICATED, ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR SUCH RATIFICATION AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. An adverse vote will be considered a direction to the Audit Committee to select other independent public accountants in the following year.

NOTWITHSTANDING ANY STATEMENT CONTAINED IN A PREVIOUS FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF 1934, AS AMENDED, NEITHER THE PERFORMANCE GRAPH SET FORTH BELOW NOR THE REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OR THE REPORT OF THE AUDIT COMMITTEE THAT FOLLOWS IS INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

                 PERFORMANCE OF STEWART & STEVENSON COMMON STOCK

     The following graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total shareholder return of the Standard & Poor's Machinery-Diversified Index and the S&P Smallcap 600 Index for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on January 31, 1995 and that all dividends were reinvested.








                               [PERFORMANCE GRAPH]











                                                         YEAR ENDED JANUARY 31,
                                                         ----------------------
                                         1995       1996       1997       1998      1999     2000
                                         ----       ----       ----       ----      ----     ----
Stewart & Stevenson Services, Inc.       100         81          82         82        29       38
S&P Smallcap 600 Index                   100        132         163        197       196      216
S&P Machinery - Diversified Index        100        132         157        197       159      182

         REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE


TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

The Compensation and Management Development Committee of the Board of Directors (the "Committee") consists of three independent, non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee reviews and recommends all salary arrangements and other executive compensation for approval by the independent members of the Board of Directors, approves the design of executive compensation programs, administers such programs and assesses their effectiveness in supporting the Company's compensation policies. The Committee also evaluates executive performance and considers management succession and related matters. The Committee is authorized to, and does, retain independent consultants to assist in the design of compensation programs and assess their effectiveness.

The Committee is committed to implementing a compensation program that encourages creation of shareholder value. To facilitate the achievement of the Company's business strategies, the Committee adheres to the following compensation policies:

            To strengthen the relationship between pay and performance, executive's annual and long-term compensation programs will include variable compensation that is dependent upon the contribution of each executive to the Company's performance.

            To focus management on the achievement of both short-term performance goals and the long-term interests of shareholders, a significant portion of each executive's total compensation will consist of "at-risk" compensation.

            To enable the Company to attract, retain and encourage the development of the best available executive personnel, competitive compensation opportunities will be offered.

The Committee, with the assistance of its independent compensation consultants, has evaluated the function of each executive position to determine the skill, knowledge, and accountability required. Using this information, the Committee is able to compare the compensation of each executive officer with a broad base of compensation paid to others occupying positions with a similar functional content.

TOTAL COMPENSATION

The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentives, each of which is addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package and the relationship of such executive's total compensation to the total compensation paid to the executives with similar position content.

Mr. C. Jim Stewart II served as interim Chief Executive Officer from January 31, 1999 until April 20, 1999, while a committee of the Board of Directors searched for a new President and Chief Executive Officer. Since Mr. Stewart was retired from the Company and a director of the Company during this period, he did not receive any compensation for serving as interim Chief Executive Officer. Effective April 20, 1999, Mr. Michael L. Grimes became the President and Chief Executive Officer of the Company. Total compensation paid to Mr. Grimes during the twelve months ended January 31, 2000 ("Fiscal 1999") was below the median amount paid to other executives with similar position content because of his short length of time as an employee of the Company and limited experience as a Chief Executive Officer of a public corporation. Total compensation paid to other executive officers of the Company was also generally below the median total compensation paid to executives with similar position content because annual cash incentives were reduced to reflect the Company's disappointing financial performance. However, certain officers' total compensation exceeded the median total compensation for similar positions due either to (a) a reduction in the content of their position due to corporate reorganization without a corresponding salary reduction, or (b) increased annual incentive compensation payments for the performance of the business unit for which they are responsible.

BASE SALARY

Base Salary levels are targeted at the median levels of compensation for executives with similar position content and administered within a range of plus or minus 20% of the median. The Committee reviews each executive's salary on an annual basis. Increases to base salaries are driven primarily by changes in the functional content of the executive's position, the expected contributions of the executive in the upcoming fiscal year and changes in the cost of living. Individual performance, experience, past performance and historical salary levels are also considered. In making its evaluation, the Committee has not assigned particular weights to these factors.

Base salaries established by the Committee for Fiscal 1999 were within the administrative range. Several officers' salaries were above the median for positions with similar job content because of recent assignment to new positions or decreases in content during Fiscal 1999. In determining Mr. Grimes' base salary, the Committee considered the position content of previous positions held by him, the length of time that he had served in those positions, his salary in those positions, and the uncertainty associated with hiring a President and Chief Executive Officer from outside of the Company. Mr. Grimes' base salary was substantially below the median base salary for positions with similar position content.

ANNUAL INCENTIVES

The Company provides an annual bonus opportunity to executives. Annual bonuses motivate executives to maximize short-term performance as a part of achieving long-term goals. On occasion, bonus payments are used to compensate executives for lower than median base salaries and provide a competitive total annual compensation.

After the end of each fiscal year, the Committee considers (i) the performance of the Company compared to pre-established goals; (ii) the performance of a particular cost center, profit center, or business function for which each individual executive is responsible compared to pre-established goals; and (iii) other matters such as the aggregate total compensation paid by the Company to such person compared to amounts paid by other companies to executives with similar position content, whether business function performance was the result of individual efforts or external factors, and the commitment of the individual to ethical business practices. Approximately 50% of the target bonus for each executive officer is based on financial measurements of the Company's and/or individual profit center performance and the balance is based on non-financial goals and considerations.

Bonus payments approved by the Committee for Fiscal 1999 were affected primarily by the performance of the Company compared to the pre-established performance goals. The Committee also considered the aggregate total compensation paid to certain executive officers and the achievement of specific performance goals in the payment of the discretionary portion of the bonus payments. Mr. Grimes' bonus was based upon measured accomplishments during his first year as CEO, as well as the total compensation packages of senior executives with similar responsibilities. During his short period with Stewart & Stevenson, Mr. Grimes has installed management systems that have reduced inventory, increased capacity and improved overall profitability of the Company.

LONG-TERM INCENTIVES

In keeping with the Company's philosophy of providing a total compensation package favoring "at-risk" components of pay, long-term incentives comprise a significant portion of each executive's total compensation package. Long-term incentives during Fiscal 1999 consisted exclusively of stock options pursuant to the Stewart & Stevenson 1988 Nonstatutory Stock Option Plan. Stock options under this plan are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have a value only if the stock price appreciates from the date the options are granted. The design of these stock options focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company.

The size of award to each executive is affected by individual performance, the individual's level of responsibility, and the desire of the Company to retain the individual. As a result, the number of shares underlying stock option awards varies from year to year and is dependent on the stock price on the date of grant.

The Committee believes that the market price of the Company's Common Stock on the date of grant was substantially below normal levels as a result of external factors. As a result, the Committee elected to grant options during Fiscal 1999 at a strike price that was above the market value on the date of grant and in quantities that were substantially below the median long-term incentive awards to executives with similar position content. Options awarded to Mr. Grimes, however, were granted on the date he was elected the President and Chief Executive Officer. The grants to Mr. Grimes represent an amount that is near the median long-term incentive award for positions with similar content and reflect the desire of the Committee to retain his services for the Company.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

Section 162(m) of the Internal Revenue Code of 1986 generally limits the corporate deduction for compensation paid to executive officer named in the proxy to $1 million per year, unless certain requirements are met. The Committee has carefully considered the impact of this provision on the Company's incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer is expected to receive compensation, other than performance-based compensation, in excess of $1 million in the foreseeable future. The Committee believes it is in the Company's best interest to retain some non-formula evaluation of individual performance when determining total compensation payable to the Company's executive officers.

CONCLUSION

The Committee believes these executive compensation policies and programs serve the interests of the shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit. The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

                                               Respectfully submitted,
                                               THE COMPENSATION AND
                                               MANAGEMENT DEVELOPMENT COMMITTEE

                                               Robert S. Sullivan - Chairman
                                               Brian H. Rowe
                                               Howard Wolf

                          REPORT OF THE AUDIT COMMITTEE

TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

The Audit Committee of the Board of Directors (the "Audit Committee") has:

1. Reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2000 with the management of the Company;

2. Discussed with the Company's Independent Auditors the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

3. Received the written disclosures and the letter from the Company's Independent Auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements.

Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2000 be included in the Company's Annual Report on Form 10-K.

                                                Respectfully submitted,
                                                THE AUDIT COMMITTEE

                                                Khleber V. Attwell - Chairman
                                                Robert S. Sullivan
                                                William R. Lummis
                                                Darvin M. Winick

                               EXECUTIVE OFFICERS

     The names, ages and positions of all the executive officers of the Company as of January 31, 2000 are listed below. Except as noted below, each officer was last elected as an executive officer at the meeting of directors immediately following the 1999 Annual Meeting of Shareholders. The term of each executive officer will expire at the meeting of directors following the 2000 Annual Meeting of Shareholders. There exist no arrangements or understandings between any officer and any other person pursuant to which the officer was elected.


                                                                                                      OFFICER
NAME                                     AGE                 POSITION                                  SINCE
-----------------------------------     ----    ----------------------------------------               ------
Michael L. Grimes..............          50       President and Chief Executive Officer                 1999
John H. Doster.................          58       Senior Vice President and Chief Financial Officer     1998
Garth C. Bates, Jr.*...........          51       Senior Vice President                                 1991
T. Michael Andrews.............          59       Vice President                                        1982
Donald E. Stevenson............          56       Vice President                                        1984
Keith T. Stevenson.............          53       Vice President                                        1986
C. Jim Stewart III.............          51       Vice President                                        1988
Lawrence E. Wilson.............          47       Vice President and Secretary                          1989
Ralston R. Cole................          62       Vice President                                        1998
J. Michael Conine..............          51       Vice President                                        1998
Patrick G. O'Rourke............          49       Controller and Chief Accounting Officer               1998
Frank M. Pool, Jr..............          52       Vice President                                        1998
David R. Stewart...............          49       Treasurer                                             1998
John T. Wall...................          52       Vice President                                        1998
Ralph T. Tierno III............          44       Vice President                                        1999
Richard M. Wiater..............          64       Vice President                                        1999

*Mr. Bates resigned from the Company in April 2000.


     Except as follows, each of the officers listed above has been employed by the Company in an executive capacity for more than five years.

     Mr. Grimes was elected as President and Chief Executive Officer of the Company on April 20, 1999. He previously served as President of Cooper Cameron Power Generation from 1998 to 1999, President of Cooper Energy Services from 1996 to 1998, and General Manager of various operations within the General Electric Company from 1973 to 1996.

     Mr. Doster was elected as Chief Financial Officer of the Company on July 15, 1998. He previously served as Senior Vice President and Chief Financial Officer of Battelle Memorial Institute from 1991 to 1997.

     Mr. Cole was elected as a Vice President of the Company in 1998. He previously served as the Gulf Coast Regional Manager of the Company's Power Products Division from 1995 to 1998. Prior to 1995, Mr. Cole was the manager of the New Orleans branch of the Power Products Division.

     Mr. Conine was elected as a Vice President of the Company in 1998. He has served as President of Stewart & Stevenson Power, Inc., a subsidiary of the Company for more than the last five years.

     Mr. O'Rourke was elected as Controller of the Company in 1998. He previously served as the Company's corporate controller.

     Mr. Pool was elected as a Vice President of the Company in 1998. He previously served in various management positions within Stewart & Stevenson Power, Inc., a subsidiary of the Company.

     Mr. David Stewart was elected as Treasurer of the Company in 1998. He has served the Company as Director of Investor Relations and will continue to serve in that position.

     Mr. Wall was elected as a Vice President of the Company in 1998. He previously served as the General Manager of the Company's Petroleum Equipment Division from 1990 to 1998.

     Mr. Tierno was elected as a Vice President of the Company in 1999. He previously served as President of Clarostat Sensors & Controls Inc., a division of Invensys PLC, from March 1998 to September 1999. He previously served as Vice President - General Manager of various divisions of Schlumberger, Ltd.

     Mr. Wiater was elected as a Vice President of the Company in June 1999. He previously was a personal investor and advisor to several small businesses from 1995 to 1998 after retiring from the General Electric Company.

     C. Jim Stewart III and David R. Stewart are sons of Mr. C. Jim Stewart II, the Chairman of the Board of Directors of the Company. Garth C. Bates, Jr. is a nephew of Mr. C. Jim Stewart II and a first cousin of C. Jim Stewart III and David R. Stewart. Keith T. Stevenson is the brother, and T. Michael Andrews is a first cousin, of Mr. Donald E. Stevenson. Patrick G. O'Rourke is a first cousin of Keith T. Stevenson, Donald E. Stevenson and T. Michael Andrews. These persons and other members of the Stewart family and the Stevenson family could be deemed "control persons" with respect to the Company as such term is defined in the rules and regulations of the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows the aggregate compensation paid or accrued by the Company during each of the last three fiscal years to or for (i) any individual that held the office of Chief Executive Officer during Fiscal 1999 and (ii) each of the other four highest compensated executive officers.


                                                                SUMMARY OF COMPENSATION

                                                                                              LONG-TERM
                                                        ANNUAL COMPENSATION                  COMPENSATION
                                                  ---------------------------------        -----------------

                                                                              Other                                       All
                                                                              Annual                                     Other
Name and                           Year ended                                 Compen-   Options           LTIP          Compen-
Principal Position                 January 31       Salary        Bonus       sation    Granted          Payout         sation(3)
-------------------                ----------       ------        -----       ------    -------         ------          ---------

Michael L. Grimes..........           2000         $ 236,015     $250,000 (1)   (2)      100,000          -0-          $ 4,733 (4)
  President and Chief                 1999               N/A          N/A       (2)          N/A          N/A              N/A
  Executive Officer*                  1998               N/A          N/A       (2)          N/A          N/A              N/A


C. Jim Stewart II..........           2000               -0-          -0-       (2)        3,000          -0-              -0-
  President and Chief                 1999               -0-          -0-       (2)        1,000          -0-              -0-
  Executive Officer*                  1998               -0-          -0-       (2)        1,000          -0-              -0-


John H. Doster.............           2000           260,000      125,000       (2)       40,000          -0-            3,947 (5)
  Senior Vice President and           1999           121,115       40,000   $21,156 (2)      -0-          -0-              302
  Chief Financial Officer             1998               N/A          N/A       (2)          N/A          N/A              N/A


Garth C. Bates, Jr.........           2000           300,689      100,000       (2)       30,000          -0-            4,802 (6)
  Senior Vice President               1999           290,000       50,000       (2)       25,000          -0-              746
                                      1998           260,000      150,000       (2)       20,000          -0-              668 (6)

Lawrence E. Wilson.........           2000           200,626       40,000       (2)       15,000          -0-            4,265 (7)
  Vice President and                  1999           190,000       40,000       (2)       12,000          -0-            2,989 (7)
  Secretary                           1998           180,000       85,000       (2)       10,000          -0-            2,794 (7)


Richard M. Wiater..........           2000           108,173      125,000       (2)          -0-          -0-            2,250 (8)
  Vice President                      1999               N/A          N/A       (2)          N/A          N/A              N/A
                                      1998               N/A          N/A       (2)          N/A          N/A              N/A


Robert L. Hargrave.........           2000            38,076          -0-       (2)          -0-          -0-        1,314,375 (9)
                                      1999           330,000       65,000       (2)       30,000          -0-              849
                                      1998           260,000      250,000       (2)       20,000          -0-            1,066


C. LaRoy Hammer............           2000            76,923          -0-       (2)       20,000          -0-          652,825 (10)
                                      1999           250,000       25,000       (2)       20,000          -0-              643
                                      1998           250,000       60,000       (2)       20,000          -0-              643


* Mr. Stewart served as Chief Executive Officer from February 1, 1999 until April 20, 1999. Mr. Michael L. Grimes became Chief Executive Officer on April 20, 1999.

(1) Mr. Grimes' bonus compensation consists of (i) a signing bonus in the amount of $100,000 paid in April 1999, and (iii) a bonus in the amount of $150,000 for the fiscal year ended January 31, 2000.

(2) Except with respect to Mr. Doster, the total amount of all perquisites and other personal benefits, securities or property paid or accrued by the Company is less than the lesser of (i) $50,000 or (ii) 10% of the total of annual salary and bonus. During the fiscal year ended January 31, 1999, the Company paid Mr. Doster's relocation expenses in the amount of $21,156. There have been no amounts paid or accrued with respect to above-market or preferential earnings on restricted stock, options, SARs or deferred compensation or with respect to earnings on long-term incentive plans or tax reimbursements. Except for purchases pursuant to the Stewart & Stevenson Employee Stock Purchase Plan, participation in which was available to all employees, there were no purchases of any security of the Company for less than the fair market value thereof on the date of purchase.

(3) Unless otherwise indicated, All Other Compensation consists of the dollar value of insurance premiums for term life insurance policies for the benefit of the named executive.

(4) For the fiscal year ended January 31, 2000, Other Compensation for Mr. Grimes consists of term life insurance premiums of $579 and contributions by the Company to a defined contribution pension plan of $4,154.

(5) For the fiscal year ended January 31, 2000, Other Compensation for Mr. Doster consists of term life insurance premiums of $662 and contributions by the Company to a defined contribution pension plan of $3,285.

(6) For the fiscal year ended January 31, 2000, Other Compensation for Mr. Bates consists of term life insurance premiums of $772 and contributions by the Company to a defined contribution pension plan of $4,030.

(7) For each of the fiscal years ended January 31, 2000, 1999 and 1998, respectively, Other Compensation for Mr. Wilson consists of term life insurance premiums of $515, $489 and $419, and contributions by the Company to a defined contribution pension plan of $3,750, $2,500 and $2,375.

(8) For the fiscal year ended January 31, 2000, Other Compensation for Mr. Wiater consists of contributions by the Company to a defined contribution pension plan of $2,250.

(9) Mr. Hargrave retired from the Company on March 1, 1999. For the fiscal year ended January 31, 2000, Other Compensation for Mr. Hargrave consists of a severance package.

(10) Mr. Hammer retired from the Company on May 1, 1999. For the fiscal year ended January 31, 2000, Other Compensation for Mr. Hammer consists of a severance package.

GRANTS AND EXERCISES OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Company has three stock option plans. The 1988 Nonstatutory Stock Option Plan (as amended and restated effective as of June 10, 1997) (the "1988 Plan") authorizes the grant of options to employees, including officers, to purchase an aggregate of up to 1,500,000 shares of Common Stock and provides that limited stock appreciation rights may be granted in connection with such options. The 1993 Nonofficer Stock Option Plan (the "1993 Plan") authorizes the grant of options to employees other than officers of the Company to purchase an aggregate of up to 606,900 shares of Common Stock. Stock appreciation rights may not be granted under the 1993 Plan. The 1996 Director Stock Plan (the "1996 Plan") authorizes the grant of options to directors other than officers or employees of the Company.

     The recipients and terms of options granted pursuant to the 1988 Plan and the 1993 Plan are determined by the Compensation and Management Development Committee of the Board of Directors, none of whom are employees of the Company or eligible for any benefits under such plans. Under the 1996 Plan, an option to purchase 3,000 shares of the Company's Common Stock is automatically granted on the date of each Annual Meeting of Shareholders to each eligible director who is elected to serve as a director at, or whose term as a director continues after, such meeting.

     During Fiscal 1999, the Company granted options to purchase an aggregate of
(i) 283,000 shares of Common Stock under the 1988 Plan, (ii) 138,750 shares of Common Stock under the 1993 Plan and (iii) 24,000 shares of Common Stock under the 1996 Plan. No limited stock appreciation rights were granted under the 1988 Plan during Fiscal 1999 or during any previous fiscal year. The following tables set forth information as to options under the Company's stock option plans granted to or exercised by the individuals described in the Summary Compensation Table during 1999 and the value of all outstanding options owned as of January 31, 2000 by the individuals named in the Summary Compensation Table.


                      OPTION/SAR GRANTS DURING FISCAL 1999



                                                                                               Potential Realizable Value at
                                                                                                   Assumed Annual Rates of
                                                                                                    Stock Price Appreciation
                                             Individual Grants                                         for Option Term
                               ----------------------------------------------                      ------------------------


                                            % of Total    Exercise
                                            Options        Price
                             Options        Granted to      per        Expiration
Name                         Granted (1)    Employees     share (2)       Date                   5%                    10%
-----                        -----------    ---------   ---------         ----                   --                    ---
Michael L. Grimes........    100,000         23.7         $8.91        04/20/2009             $560,112             $1,419,435
C. Jim Stewart II........      3,000          0.7         11.75        06/08/2009               22,169                 56,179
John H. Doster...........     40,000          9.5         10.50        03/11/2009              109,391                422,966
Garth C. Bates, Jr.......     30,000          7.1         10.50        03/11/2009               82,043                317,225
Lawrence E. Wilson.......     15,000          3.6         10.50        03/11/2009               41,022                158,612
Richard M. Wiater........        -0-          0.0           N/A               N/A                  N/A                    N/A
Robert L. Hargrave.......        -0-          0.0           N/A               N/A                  N/A                    N/A
C. LaRoy Hammer..........     20,000          4.7         10.50        03/11/2009               54,695                211,483
All Employees, including
  officers...............    421,750        100.0         10.50        03/11/2009            1,153,389              4,459,651

(1) All options become exercisable in four 25% cumulative annual installments commencing March 11, 2000, except those granted to Mr. Grimes which become exercisable in four 25% cumulative annual installments commencing April 20, 2000, and those granted to Mr. Stewart which become fully exercisable June 8, 2000.

(2) All options are exercisable at the prices shown, which are not less than the closing market price on the date of grant.




                     OPTION/SAR EXERCISES DURING FISCAL 1999
                               AND YEAR-END VALUES

                                                              Number of Unexercised                Value of Unexercised In-the-
                                                                  Options at                           Money Options at
                                                                January 31, 2000                        January 31, 2000
                                                            -----------------------                 ------------------------

                           Shares
                         Acquired on       Value
Name                       Exercise       Realized      Exercisable      Unexercisable         Exercisable        Unexercisable
-----                      --------       --------      -----------      -------------         -----------        -------------
Michael L. Grimes........   -0-              N/A           -0-               100,000               $-0-               $90,620
C. Jim Stewart II........   -0-              N/A         3,750                 3,250                -0-                   -0-
Garth C. Bates, Jr.......   -0-              N/A        61,250                63,250                -0-                   -0-
John H. Doster...........   -0-              N/A           -0-                40,000                -0-                   -0-
Lawrence E. Wilson.......   -0-              N/A        42,700                31,500                -0-                   -0-
Richard M. Wiater........   -0-              N/A           -0-                   -0-                -0-                   -0-
Robert L. Hargrave.......   -0-              N/A       104,000                   -0-                -0-                   -0-
C. LaRoy Hammer..........   -0-              N/A       105,000                   -0-                -0-                   -0-
All Employees, including
  officers...............   -0-              N/A       865,239               710,311                -0-                90,620

RETIREMENT PLANS

     The Company has a defined benefit Pension Plan (the "Pension Plan") under which benefits are determined primarily by average final base salary and years of service. The Pension Plan covers substantially all of its full-time employees, including officers, and, subject to certain limitations described below, bases pension benefits on 1.5% of (a) the employee's highest consecutive five-year average base salary out of the last ten years or (b) $160,000 (and thereafter subject to adjustment for increases in the cost of living), whichever is lower, times the employee's years of credited service. The Internal Revenue Code of 1986, as amended, limits benefits that may be paid under the Pension Plan to $125,000 per year in 1998, offset by a compensation of Social Security benefits.

     The Company has a Supplemental Executive Retirement Plan (the "SERP") under which certain key executives will receive retirement benefits in addition to those provided under the Pension Plan. The Compensation and Management Development Committee determines which executive officers are eligible for benefits under the SERP. Supplemental benefits are based upon the average final compensation and years of service without regard to the limitations imposed by the Internal Revenue Code of 1986, as amended, and using the total of base salary and bonus to compute final average compensation. Benefits under the SERP are limited to an amount such that the aggregate of all retirement benefits paid under the Pension Plan and the SERP will not exceed 75% of the executive's highest consecutive five-year average salary not including bonus payments.

     The following table sets forth the estimated annual benefits payable upon retirement to persons in specified compensation and years-of-service classification pursuant to the Stewart & Stevenson Employee Pension Plan and the Stewart & Stevenson Supplemental Executive Retirement Plan.



                                                                  ESTIMATED ANNUAL RETIREMENT BENEFIT (1)
                                                                        YEARS OF SERVICE
                                             ----------------------------------------------------------------------

        FINAL AVERAGE COMPENSATION                  15                20                25                30                35
        --------------------------                  --                --                --                --                --

        $125,000...........................        24,288            32,376            40,476           52,624            57,096

         150,000...........................        29,916            39,888            49,848           59,820            70,224

         175,000...........................        35,544            47,388            59,232           71,076            83,340

         200,000...........................        41,160            54,888            68,604           82,320            96,468

         225,000...........................        46,788            62,388            77,976           93,576           109,596

         250,000...........................        52,416            69,888            87,360          104,820           122,724

         300,000...........................        63,672            84,888           106,104          127,332           148,980

         400,000...........................        86,172           114,888           143,616          172,332           201,480

         450,000...........................        97,428           129,900           162,360          194,832           227,736

         500,000...........................       108,672           144,900           181,116          217,332           253,980


---------------

(1) Computation of estimated annual retirement benefit based on a straight-line annuity for the life of the employee, net of base Social Security benefits under the Social Security law currently in effect, assuming the employee retires in 2001 at age 65.

     The five-year average compensation of each executive officer listed in the Summary of Compensation Table differs from the present salary and bonus in such table as a result of changes in the rate of pay during the average period. The following table sets forth the years of credited service, five-year average compensation and consecutive five-year average base salary for each of the individuals listed in the Summary of Compensation Table.

                             YEARS OF       AVERAGE TOTAL       AVERAGE
NAME                          SERVICE       COMPENSATION       BASE SALARY

--------------------------   ---------       -------------     ------------
Michael L. Grimes.........       1                  N/A              N/A
C. Jim Stewart II.........      44                  -0-              -0-
Garth C. Bates, Jr........      29              380,475         $255,475
John H. Doster............       2                  N/A              N/A
Lawrence E. Wilson........      21              262,862          177,862
Richard M. Wiater.........       1                  N/A              N/A

         TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

     The Company continues to lease certain land and buildings from Mr. Miles McInnis, a former officer and director of the Company, and Mrs. Faye Manning Totsch, Mr. J. Carsey Manning's mother, for $6,500 per month under a lease which will expire April 14, 2002. The Board of Directors believes that the term of this lease has been at least as fair to the Company as could have been obtained from nonaffiliated persons.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each officer and each director of the Company is required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities Exchange Commission all transactions in the Company's Common Stock within a specified time period. Based solely on a review of such reports filed by the officers and directors of the Company, the Company believes that all filings were made on a timely basis.

                            FORM 10-K FOR FISCAL 1999

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING A COPY OF ITS MOST RECENT ANNUAL REPORT ON FORM 10-K UPON RECEIPT OF A REQUEST THEREFOR. SUCH REQUESTS SHOULD BE DIRECTED TO:

                                          LAWRENCE E. WILSON
                                          VICE PRESIDENT & SECRETARY
                                          P.O. BOX 1637
                                          HOUSTON, TEXAS 77251-1637
                                          (713) 868-7700


                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Shareholders may submit proposals for the 2001 Annual Meeting by sending such proposals to the attention of the Corporate Secretary. In order to be considered for inclusion in the proxy statement for the 2001 Annual Meeting, such proposals should be received by the Company on or before January 11, 2001.

                                          By Order of the Board of Directors,



                                          /s/ LAWRENCE E. WILSON
                                          LAWRENCE E. WILSON
                                          Vice President, Secretary and
                                          General Counsel

Dated:      Houston, Texas
            May 11, 2000

                                                                 EXHIBIT A


                       STEWART & STEVENSON SERVICES, INC.

                                 AUDIT COMMITTEE

CHARTER

The audit committee of the board of directors consists of directors who are independent of the management of the company and free to exercise independent judgment. The committee provides assistance to the board of directors, shareholders and prospective shareholders by providing oversight of corporate accounting, financial controls, reporting practices and the quality and integrity of financial reports. On behalf of the board, the committee:

A. Assures that open communications exist between the directors, independent auditors, internal auditors and the financial management of the company and recommends to the directors changes in policies, practices, or organization to improve the company's financial management, controls or reporting.

B. Recommends to the directors the independent auditors to audit the corporation and its divisions and subsidiaries. The committee:

     1. Prior to the annual audit, meets with the independent auditors and financial management to review the scope and cost of the audit and the procedures to be used and, at the conclusion of the audit, reviews all reports, statements, comments and recommendations of the independent auditors.

     2. Prior to release, reviews the financial statements to be contained in the annual report to shareholders, all reports to regulatory bodies and releases to the investment community to determine that the disclosures and content of the reports are satisfactory in the opinion of the independent auditor and legal counsel.

     3. Reviews with financial management and the independent auditors at least annually the adequacy and effectiveness of accounting practices and internal controls of the company, the scope and effectiveness of internal audit activities and the compliance of the company with laws, regulatory requirements and the company's code of Business Practices.

C. Reviews with financial management the annual internal audit plan, determines that the independence and authority of the internal auditors are adequate and meets with the internal auditors to review their findings and recommendations.

ORGANIZATION

A. The committee consists of four directors. Committee members are nominated by the corporate governance committee and elected by the board of directors. At least four meetings are held annually.

B. A chair is appointed by the board from the committee members who sets the date of four regular meetings, calls special meetings as required, maintains meeting records and reports to the directors on all committee Activities.

C. The committee may investigate any matter within the scope of its responsibilities, may retain independent counsel or professional services, if necessary, to discharge its duties and may meet independently with members of management, independent or internal auditors or others to obtain information.

APPENDIX

STEWART & STEVENSON SERVICES, INC.               ANNUAL MEETING OF SHAREHOLDERS
2707 NORTH LOOP WEST                                   TO BE HELD JUNE 13, 2000
P.O. BOX 1637
HOUSTON, TEXAS 77251-1637


            Dear Shareholder:

            The Annual Meeting of Shareholders of Stewart & Stevenson Services, Inc. will be held at 10:00 a.m. on Tuesday, June 13, 2000, in the Chase Auditorium, 601 Travis Street, Houston, Texas, for the following purposes:

               1.   Election of four directors to the Board of Directors.

               2. Ratification of the selection of independent public accountants of the Company.

            Only holders of Common Stock of Stewart & Stevenson Services, Inc. of record at the close of business on April 26, 2000 will be entitled to vote at the meeting or any adjournment thereof.

            IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend this meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            /s/ LAWRENCE E. WILSON
                                            LAWRENCE E. WILSON
            MAY 11, 2000                    VICE PRESIDENT, GENERAL COUNSEL AND
                                            SECRETARY



                             DETACH PROXY CARD HERE

                       STEWART & STEVENSON SERVICES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 13, 2000
                               COMMON STOCK PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lawrence E. Wilson and Rita M. Schaulat, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock, without par value, of Stewart & Stevenson Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Chase Auditorium, 601 Travis Street, Houston, Texas at 10:00 a.m. on the 13th day of June, 2000 and any adjournments thereof, upon all matters which may properly come before said Annual Meeting.

     THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED ON THE REVERSE SIDE HEREOF. IF NO CHOICE IS MARKED, THE UNDERSIGNED GRANTS THE PROXIES DISCRETIONARY AUTHORITY WITH RESPECT TO THE ELECTION OF DIRECTORS AND PROPOSAL
2. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.

     Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged.

       (Please sign proxy on reverse side and return in enclosed envelope)


                                           STEWART & STEVENSON SERVICES, INC.
                                           P.O. BOX 11285
                                           NEW YORK, NY  10203-0285

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES AND "FOR"
ITEM 2.

1.  Election of Directors  FOR all nominees   WITHHOLD AUTHORITY to vote
                           listed below [  ]  for all nominees listed below [  ]
*EXCEPTIONS  [  ]

Nominees:  C. Jim Stewart II, Michael L. Grimes, Monroe M. Luther, Charles R.
           Ofner

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions____________________________________________________________________


2.  Approval of Arthur Andersen LLP             In their discretion the Proxies
    as independent public accountants           are authorized to vote upon such
    of the Company.                             other matters as may properly
                                                come before the meeting or any
    FOR [  ]  AGAINST [  ]  ABSTAIN  [  ]       adjournment or postponement
                                                thereof.